UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2014

ESSEX PROPERTY TRUST, INC.
ESSEX PORTFOLIO, L.P.
(Exact Name of Registrant as Specified in Its Charter)

001-13106 (Essex Property Trust, Inc.)
333-44467-01 (Essex Portfolio, L.P.)
(Commission File Number)

Maryland (Essex Property Trust, Inc.)	77-0369576 (Essex Property Trust, Inc.)
California (Essex Portfolio, L.P.)	77-0369575 (Essex Portfolio, L.P.)

(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

925 East Meadow Drive, Palo Alto, California 94303
(Address of Principal Executive Offices)

 (650) 494-3700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the consummation on April 1, 2014 of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of December 19, 2013 (the “Merger Agreement”), by and among Essex Property Trust, Inc., a Maryland corporation (“Essex”), BRE Properties, Inc., a Maryland corporation (“BRE”) and BEX Portfolio, Inc., formerly known as Bronco Acquisition Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Essex (“Merger Sub”). Pursuant to the Merger Agreement, on April 1, 2014, BRE merged with and into Merger Sub, with Merger Sub continuing as the surviving corporation (the “Merger”).  Immediately following the Merger, Merger Sub merged (the “Subsidiary Merger”) with and into BEX Portfolio, LLC (“BEX LLC”), a Delaware limited liability company and a direct wholly owned subsidiary of Essex Portfolio, L.P. (“EssexLP”). The events described in this Current Report on Form 8-K occurred in connection with the consummation of the Merger and the Subsidiary Merger.

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with the consummation of the Merger and in accordance with the terms of that certain Indenture (the “Base Indenture”), dated as of June 23, 1997, by and between BRE and The Bank of New York Mellon Trust Company, National Association (successor to J.P. Morgan Trust Company, National Association), a bank duly organized and existing under the laws of the United States, as trustee (the “Trustee”), as amended and supplemented by that certain First Supplemental Indenture, dated as of April 23, 1998 (the “First Supplemental Indenture”), as further amended and supplemented by that certain Second Supplemental Indenture, dated as of August 15, 2006 (the “Second Supplemental Indenture”), as further amended and supplemented by that certain Third Supplemental Indenture, dated as of November 3, 2006 (the “Third Supplemental Indenture”), and as further amended and supplemented by that certain Fourth Supplemental Indenture, dated as of March 19, 2014 (the “Fourth Supplemental Indenture” and, collectively with the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, the “Indenture”), on April 1, 2014, BRE delivered to the Trustee a supplemental indenture with respect to the Existing Notes (as defined below) (the “Fifth Supplemental Indenture”) pursuant to which Merger Sub expressly assumed the obligations of BRE under the Indenture.

In connection with the consummation of the Subsidiary Merger and in accordance with the terms of the Indenture, as amended and supplemented by the Fifth Supplemental Indenture, on April 1, 2014, Merger Sub delivered to the Trustee a supplemental indenture with respect to the Existing Notes (the “Sixth Supplemental Indenture”) pursuant to which BEX LLC expressly assumed the obligations of Merger Sub under the Indenture.

The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the Fifth Supplemental Indenture and the Sixth Supplemental Indenture, respectively, copies of which are attached as Exhibits 4.1and 4.2 hereto and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 is incorporated into this Item 3.03 by reference.

Item 8.01	Other Events.

On April 2, 2014, Essex issued a press release announcing the expiration and final results of the previously announced exchange offers (the “Exchange Offers”) by EssexLP, to exchange any and all of the 5.500% Senior Notes due 2017, 5.200% Senior Notes due 2021 and 3.375% Senior Notes due 2023 (collectively, the “Existing Notes”) issued by BRE, which in accordance with the Merger Agreement merged with and  into Merger Sub on April 1, 2014, for new 5.500% Senior Notes due 2017, 5.200% Senior Notes due 2021 and 3.375% Senior Notes due 2023, respectively, issued by EssexLP and guaranteed by Essex and solicitations of consents to amend the terms of the indenture that governs the Existing Notes. Pursuant to Rule 135c under the Securities Act of 1933, as amended, EPLP is filing a copy of such press release as Exhibit 99.1 hereto, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Fifth Supplemental Indenture (with respect to the Existing Notes), dated as of April 1, 2014, by and among BRE, as the original company, Merger Sub, as the successor company, and the Trustee.

4.2	Sixth Supplemental Indenture (with respect to the Existing Notes), dated as of April 1, 2014, by and among Merger Sub, as the company, BEX LLC, as the successor company, and the Trustee.

99.1	Press Release, dated April 2, 2014, announcing the Expiration and Final Results of the Exchange Offers and Consent Solicitations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 3, 2014	ESSEX PROPERTY TRUST, INC.

	By:	/s/ Michael T. Dance
	Name:	Michael T. Dance
	Title:	Executive Vice President and Chief Financial Officer

ESSEX PORTFOLIO, L.P.

By: Essex Property Trust, Inc.
Its: General Partner

By:	/s/ Michael T. Dance
Name:	Michael T. Dance
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Fifth Supplemental Indenture (with respect to the Existing Notes), dated as of April 1, 2014, by and among BRE, as the original company, Merger Sub, as the successor company, and the Trustee.

4.2	Sixth Supplemental Indenture (with respect to the Existing Notes), dated as of April 1, 2014, by and among Merger Sub, as the company, BEX LLC, as the successor company, and the Trustee.

99.1	Press Release, dated April 2, 2014, announcing the Expiration and Final Results of the Exchange Offers and Consent Solicitations.